Exhibit 99.1

NEWS RELEASE

For Immediate Distribution	Contact:	Timothy McKenna
tmckenna@rocksp.com
Phone: 609-734-6430

Rockwood Reports Fourth Quarter and Full Year Results:

•                  Net sales up 2.0% for the quarter and 15.0% for the full year.

•                  Adjusted EBITDA from continuing operations up 27.3% for the quarter and 36.0% for the full year.

•                  As reported EPS from continuing operations of $0.79 vs. $1.32 for the quarter and $3.64 vs. $2.82 for the full year.

•                  As adjusted EPS from continuing operations of $0.91 vs. $0.42 for the quarter and $4.02 vs. $1.84 for the full year.

Princeton, New Jersey; February 21, 2012 — Rockwood Holdings, Inc. (NYSE: ROC), a global producer of specialty chemicals and advanced materials, today reported earnings per share from continuing operations of $0.79 for the fourth quarter of 2011 as compared to $1.32 for the same period in the prior year. Rockwood’s as adjusted earnings per share from continuing operations increased to $0.91 in the fourth quarter of 2011 from $0.42 for the same period in the prior year.

Commenting on the fourth quarter and full year, Seifi Ghasemi, Chairman and Chief Executive Officer, said, “As a direct result of the tireless, committed and dedicated efforts of our team of more than 9,700 employees, Rockwood delivered excellent performance in 2011. We more than doubled our as adjusted earnings per share from continuing operations to $4.02 and improved our Adjusted EBITDA margin to 23.5 percent, up from 19.9 percent in 2010.

“In the fourth quarter, despite the seasonal downturn in demand, our Adjusted EBITDA margin was 24.0 percent as all of our business sectors improved their profitability. We saw particularly strong results from our German-based global businesses, which include our lithium, surface treatment, ceramics and titanium dioxide businesses.

“Based on new technologies developed in our facilities, we are embarking on several capital expansion projects to support future growth and technology leadership. These projects include the construction of a greenfield plant in Georgia to produce advanced iron-oxide pigments for our Color Pigments business, the construction of the world’s largest surface treatment facility in Michigan, the construction of a battery-grade lithium hydroxide facility in North Carolina and a major expansion of our lithium production facilities in Chile to produce advanced compounds to power the lithium-ion batteries of the future.

“Our financial performance and the major projects mentioned above are further confirmation of our confidence in the fundamental strengths of Rockwood’s focused portfolio of globally leading businesses.”

The highlights from continuing operations for the fourth quarter and year ended December 31, 2011 are as follows:

•                  Net sales were $814.4 million for the fourth quarter of 2011, up 2.0% compared to $798.3 million for the same period in the prior year.  Net sales were $3,669.3 million for the year ended December 31, 2011, up 15.0% compared to $3,191.6 million for the same period in the prior year.

•                  Adjusted EBITDA was $195.7 million for the fourth quarter of 2011, up 27.3% compared to $153.7 million for the same period in the prior year. Adjusted EBITDA was $862.8 million for the year ended December 31, 2011, up 36.0% compared to $634.4 million for the same period in the prior year.

•                  On a constant-currency basis, net sales and Adjusted EBITDA were up 3.0% and 28.7%, respectively, for the fourth quarter of 2011 and were up 10.7% and 30.6%, respectively, for the year ended December 31, 2011 compared to the same period in the prior year.

•                  Net income attributable to Rockwood for the fourth quarter of 2011 was $63.0 million, including after-tax other charges of $9.7 million. Net income attributable to Rockwood for the fourth quarter of 2010 was $103.8 million, including income of $70.5 million related to after-tax other items.

Net income attributable to Rockwood for the year ended December 31, 2011 was $291.1 million, including after-tax other charges of $30.1 million. Net income attributable to Rockwood for the year ended December 31, 2010 was $220.0 million, including income of $76.2 million related to after-tax other items.

•                  Diluted earnings per share for the fourth quarter of 2011 were $0.79, including after-tax other charges of $0.12. Excluding other charges, diluted earnings per share were $0.91 in the fourth quarter of 2011. Diluted earnings per share for the fourth quarter of 2010 were $1.32, including income of $0.90 related to after-tax other items. Excluding other items, diluted earnings per share were $0.42 in the fourth quarter of 2010.

Diluted earnings per share for the year ended December 31, 2011 were $3.64, including after-tax other charges of $0.38. Excluding other charges, diluted earnings per share were $4.02 for the year ended December 31, 2011. Diluted earnings per share for the year ended December 31, 2010 were $2.82, including income of $0.98 related to after-tax other items. Excluding other items, diluted earnings per share were $1.84 for the year ended December 31, 2010.

•             As previously announced, the Company plans to use cash on hand and proceeds from a new tranche of term loan A under its existing senior secured credit facility to redeem all of its outstanding senior subordinated notes, consisting of €250.1 million in aggregate principal amount of 7.625% euro-denominated notes and $200 million in aggregate principal amount of 7.5% dollar-denominated notes, and pay accrued and unpaid interest and applicable redemption premiums. The new term loan is expected to be in the amount of $350.0 million and have a maturity of five years.

Commenting on the outlook, Mr. Ghasemi said, “Our businesses have had a strong start in 2012. We continue to remain optimistic about the future outlook for our businesses. We will focus efforts in 2012 to ensure growth in earnings per share, improve productivity and successfully execute all of our capital expansion projects.”

Fourth quarter results, as compared with the same period a year ago, are summarized below:

•                  Specialty Chemicals:  Net sales and Adjusted EBITDA increased 3.5% and 7.2%, respectively.

•                  In our Fine Chemicals business, higher selling prices were partially offset by higher raw material costs.

•                  In our Surface Treatment business, increased selling prices, as well as higher volumes in most markets, particularly in automotive and general industrial, were partially offset by higher raw material costs.

•                  Performance Additives:  Net sales and Adjusted EBITDA increased 4.6% and 14.7%, respectively.

•                  Net sales were up from increased selling prices, as well as higher volumes of oilfield applications in our Clay-based Additives business. This was partially offset by lower volumes in our Color Pigments and Services and Timber Treatment Chemicals businesses.

•                  Adjusted EBITDA was up from higher selling prices, partially offset by higher raw material costs and lower volumes.

•                  Titanium Dioxide Pigments:  Net sales decreased 0.1% and Adjusted EBITDA increased 84.3%.

•                  Net sales were down slightly on lower volumes from customer destocking, partially offset by higher selling prices.

•                  Adjusted EBITDA was up on higher selling prices, partially offset by lower volumes and higher raw material costs, particularly slag and ilmenite, and higher energy costs.

•                 Advanced Ceramics:  Net sales decreased 0.4% and Adjusted EBITDA increased 5.7%.

•                  Net sales were down slightly as lower volumes of electronic and mechanical systems applications and the negative impact of currency changes were partially offset by higher volumes of medical applications.

•                  Adjusted EBITDA was up on improved productivity and lower maintenance costs.

Other Items:

•                  Interest expense, net decreased $12.3 million in the fourth quarter of 2011 compared to the same period in the prior year, primarily due to debt repayments and lower interest rates related to the refinancing of our senior secured term loans in February 2011.

•                  Income taxes. The effective income tax rate for the fourth quarter of 2011 was 24.8% and was favorably impacted by a beneficial foreign earnings mix and certain domestic income that was not tax effected.

•                  Free cash flow was an outflow of $0.9 million for the fourth quarter of 2011, primarily due to increased capital expenditures.

•                  Net debt, which is total debt less cash and cash equivalents, was $1,366.2 million as of December 31, 2011 compared to $1,836.9 million as of December 31, 2010. The decrease in net debt was due to proceeds from the sale of our AlphaGary plastic compounding business and cash generated from operations.

Conference Call and Webcast

We will host a conference call and webcast to discuss the results of operations for the fourth quarter and full year ended December 31, 2011 on Tuesday, February 21st at 11:00 am Eastern Time. The dial-in number to access the conference call in the U.S. is (800) 230-1092 and the international dial-in number is (612) 234-9959. No access code is needed for either call. A replay of the conference call will be available through March 6th, 2012 at (800) 475-6701 in the U.S., access code: 229199, and internationally at (320) 365-3844, access code: 229199.

A listen only, live webcast of the conference call will be available at www.rocksp.com.  Materials for the call, including a PowerPoint file detailing the results, will be available for download on this site on the morning of the call. The webcast and PowerPoint file will be archived on Rockwood’s website.

Non-GAAP Financial Measures

This press release includes “non-GAAP financial measures,” such as, a discussion of Adjusted EBITDA, free cash flow and net income/diluted earnings per share from continuing operations attributable to Rockwood Holdings, Inc. excluding certain items. Adjusted EBITDA is not intended to be an alternative to net income attributable to Rockwood Holdings, Inc. as an indicator of operating performance or to cash flows from operating activities as a measure of liquidity. Additionally, Adjusted EBITDA is not intended to be a measure of free cash flow for management’s discretionary use, as it does not consider certain cash requirements such as interest payments, tax payments and debt service requirements. All presentations of consolidated Adjusted EBITDA are calculated using the definition set forth in the Company’s senior secured credit agreement as a basis and reflects management’s interpretations thereof.  Adjusted EBITDA, which is referred to under the senior secured credit agreement as “Consolidated EBITDA,” is defined in the senior secured credit agreement as consolidated earnings (which, as defined in the senior secured credit agreement, equals income (loss) before the deduction of income taxes of Rockwood Specialties Group, Inc. and the Restricted Subsidiaries (as such term is defined in the senior secured credit agreement), excluding extraordinary items) plus certain items including interest expense, depreciation expense, amortization expense, extraordinary losses and non-recurring charges, losses on asset sales, less certain items including extraordinary gains and non-recurring gains, non-cash gains and gains on asset sales.  We use Adjusted EBITDA on a consolidated basis to assess our operating performance, to calculate performance-based cash bonuses and determine whether certain performance-based options and restricted stock units vest (as such bonuses, options and restricted stock units are tied to Adjusted EBITDA), and as a liquidity measure. In addition, we use Adjusted EBITDA to determine compliance with our debt covenants. We also use Adjusted EBITDA on a segment basis as the primary measure used by our chief operating decision maker to evaluate the ongoing performance of our business segments and reporting units. A reconciliation of net income attributable to Rockwood Holdings, Inc. to Adjusted EBITDA is contained in this press release. We strongly urge you to review the reconciliation. In addition, we discuss sales growth in terms of nominal (actual) and net change (nominal less constant currency impacts).

Free cash flow is not intended to be an alternative to cash flows from operating activities as a measure of liquidity. Our presentation of free cash flow is defined as net cash from operating activities of continuing operations, less capital expenditures,  plus proceeds from government grants received and other items (including, among others, the cash impact of adjustments made to Adjusted EBITDA under our senior secured credit agreement). Management believes that free cash flow is meaningful to investors because it provides an additional measure of liquidity.  However, a limitation of free cash flow is that it does not represent the total increase or decrease in cash during the period. An additional limitation associated with the use of this measure is that the term “free cash flow” does not have a standardized meaning.  Therefore, other companies may use the same or a similarly named measure but exclude different items or use different computations, which may provide investors a comparable view of our performance in relation to other companies.  Management compensates for this limitation by presenting the most comparable GAAP measure, net cash provided by operating activities of continuing operations, with free cash flow within its earnings release and by providing a reconciliation that shows and describes the adjustments made. A reconciliation of net cash provided by operating activities of continuing operations to free cash flow is provided in the accompanying tables.

Neither net income from continuing operations attributable to Rockwood Holdings, Inc. excluding certain items nor diluted earnings per share from continuing operations attributable to Rockwood Holdings, Inc. excluding certain items is intended to be an alternative for net income or diluted earnings per share. Management believes that net income and diluted earnings per share from continuing operations attributable to Rockwood Holdings, Inc. excluding certain items is meaningful to investors because it provides a view of the Company with respect to ongoing operating results. Reconciliations of these non-GAAP financial measures are included herein. These non-GAAP measures should not be viewed as an alternative to GAAP measures of performance. Furthermore, these measures may not be consistent with similar measures provided by other companies.

Rockwood Holdings, Inc. is a leading global specialty chemicals and advanced materials company. Rockwood has a worldwide employee base of approximately 9,700 people and annual net sales of approximately $3.7 billion. Rockwood focuses on global niche segments of the specialty chemicals, pigments and additives and advanced materials markets. For more information on Rockwood, please visit www.rocksp.com.

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The information set forth in this press release contains certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 concerning the business, operations and financial condition of Rockwood Holdings, Inc. and its subsidiaries and affiliates (“Rockwood”). Words such as

“anticipates,” “believes,” “estimates,” “expects,” “forecasts,” “predicts” and variations of such words or expressions are intended to identify forward-looking statements. Although Rockwood believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, there can be no assurance that its expectations will be realized. “Forward-looking statements” consist of all non-historical information, including any statements referring to the prospects and future performance of Rockwood. Actual results could differ materially from those projected in Rockwood’s forward-looking statements due to numerous known and unknown risks and uncertainties, including, among other things, the “Risk Factors” described in Rockwood’s periodic reports on file with the Securities and Exchange Commission. Rockwood does not undertake any obligation to publicly update any forward-looking statement to reflect events or circumstances after the date on which any such statement is made or to reflect the occurrence of unanticipated events.

Rockwood Holdings, Inc. and Subsidiaries

Consolidated Statements of Operations

(Dollars in millions, except per share amounts; shares in thousands)

	Three months ended		Year ended
	December 31,		December 31,
	2011	2010	2011	2010
Net sales	$814.4	$798.3	$3,669.3	$3,191.6
Cost of products sold	523.3	548.3	2,380.0	2,149.8
Gross profit	291.1	250.0	1,289.3	1,041.8

Selling, general and administrative expenses	168.1	165.7	705.9	667.6
Restructuring and other severance costs	5.0	2.2	14.5	5.0
Asset write-downs and other	1.3	9.2	1.6	11.5
Operating income	116.7	72.9	567.3	357.7

Other expenses, net:
Interest expense, net (a)	(22.1)	(34.4)	(96.1)	(151.1)
Loss on early extinguishment/modification of debt	—	—	(16.6)	(1.6)
Foreign exchange (loss) gain on financing activities, net	(0.5)	(1.8)	1.3	(1.0)
Other, net	0.3	—	0.2	0.5
Other expenses, net	(22.3)	(36.2)	(111.2)	(153.2)

Income from continuing operations before taxes	94.4	36.7	456.1	204.5
Income tax provision (benefit) (including reversal of $76.5 valuation allowance from sale of plastic compounding business for the three months and year ended December 31, 2010)	23.4	(71.0)	124.4	(24.6)
Income from continuing operations	71.0	107.7	331.7	229.1
Income from discontinued operations, net of tax	—	5.8	0.9	19.4
(Loss) gain on sale of discontinued operations, net of tax	(0.1)	—	119.3	—
Net income	70.9	113.5	451.9	248.5
Net income attributable to noncontrolling interest	(8.0)	(3.9)	(40.6)	(9.1)
Net income attributable to Rockwood Holdings, Inc.	$62.9	$109.6	$411.3	$239.4

Amounts attributable to Rockwood Holdings, Inc.:
Income from continuing operations	$63.0	$103.8	$291.1	$220.0
(Loss) income from discontinued operations	(0.1)	5.8	120.2	19.4
Net income	$62.9	$109.6	$411.3	$239.4

Basic earnings per share attributable to Rockwood Holdings, Inc.:
Earnings from continuing operations	$0.82	$1.38	$3.80	$2.93
Earnings from discontinued operations (b)	—	0.08	1.57	0.26
Basic earnings per share	$0.82	$1.46	$5.37	$3.19

Diluted earnings per share attributable to Rockwood Holdings, Inc.:
Earnings from continuing operations	$0.79	$1.32	$3.64	$2.82
Earnings from discontinued operations (b)	—	0.08	1.51	0.25
Diluted earnings per share	$0.79	$1.40	$5.15	$3.07

Weighted average number of basic shares outstanding	76,925	75,218	76,555	74,985
Weighted average number of diluted shares outstanding	79,857	78,494	79,865	78,093

(a) Interest expense, net includes:
Interest expense on debt, net	$(20.5)	$(37.5)	$(91.8)	$(158.6)
Mark-to-market (losses) gains on interest rate swaps	(0.5)	4.5	0.5	13.4
Deferred financing costs	(1.1)	(1.4)	(4.8)	(5.9)
Total	$(22.1)	$(34.4)	$(96.1)	$(151.1)

(b) Primarily relates to the gain on sale of the AlphaGary plastic compounding business for the year ended December 31, 2011.

Rockwood Holdings, Inc. and Subsidiaries

Consolidated Balance Sheets

(Dollars in millions, except per share amounts; shares in thousands)

	December 31,
	2011	2010
ASSETS
Current assets:
Cash and cash equivalents	$321.5	$324.1
Accounts receivable, net	454.1	436.8
Inventories	674.3	541.8
Deferred income taxes	10.2	82.6
Prepaid expenses and other current assets	75.1	79.2
Assets of discontinued operations (a)	—	154.1
Total current assets	1,535.2	1,618.6
Property, plant and equipment, net	1,618.5	1,566.9
Goodwill	849.6	877.1
Other intangible assets, net	509.7	587.6
Deferred financing costs, net	14.3	17.2
Deferred income taxes	19.3	18.4
Other assets	41.0	38.5
Total assets	$4,587.6	$4,724.3
LIABILITIES
Current liabilities:
Accounts payable	$249.1	$249.6
Income taxes payable	45.8	20.2
Accrued compensation	161.4	165.2
Accrued expenses and other current liabilities	129.6	164.9
Deferred income taxes	3.8	2.6
Long-term debt, current portion	250.5	465.7
Liabilities of discontinued operations (a)	—	27.6
Total current liabilities	840.2	1,095.8
Long-term debt	1,437.2	1,695.3
Pension and related liabilities	450.7	399.6
Deferred income taxes	86.5	77.9
Other liabilities	100.6	104.3
Total liabilities	2,915.2	3,372.9
Restricted stock units	14.0	10.1
EQUITY
Rockwood Holdings, Inc. stockholders’ equity:
Common stock ($0.01 par value, 400,000 shares authorized, 77,030 shares issued and 76,936 shares outstanding at December 31, 2011; 400,000 shares authorized, 75,991 shares issued and 75,897 shares outstanding at December 31, 2010)	0.8	0.8
Paid-in capital	1,222.2	1,202.6
Accumulated other comprehensive income	10.1	132.7
Retained earnings (deficit)	128.5	(282.8)
Treasury stock, at cost	(1.4)	(1.4)
Total Rockwood Holdings, Inc. stockholders’ equity	1,360.2	1,051.9
Noncontrolling interest	298.2	289.4
Total equity	1,658.4	1,341.3
Total liabilities and equity	$4,587.6	$4,724.3

(a) The assets and liabilities of the AlphaGary plastic compounding business sold in January 2011 have been accounted for as a discontinued operation.

Rockwood Holdings, Inc. and Subsidiaries

Consolidated Statements of Cash Flows

(Dollars in millions)

	Year ended
	December 31,
	2011	2010
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$451.9	$248.5
Adjustments to reconcile net income to net cash provided by operating activities:
Income from discontinued operations, net of tax	(0.9)	(19.4)
Gain on sale of discontinued operations, net of tax	(119.3)	—
Depreciation and amortization	267.2	255.9
Deferred financing costs amortization	4.8	5.9
Loss on early extinguishment/modification of debt	16.6	1.6
Foreign exchange (gain) loss on financing activities, net	(1.3)	1.0
Fair value adjustment of derivatives	(0.5)	(13.4)
Bad debt provision	(0.2)	(1.2)
Stock-based compensation	12.6	13.9
Deferred income taxes	26.3	(60.9)
Asset write-downs and other	1.6	12.4
Excess tax benefits from stock-based payment arrangements	(4.0)	—
Changes in assets and liabilities, net of the effect of foreign currency translation and acquisitions:
Accounts receivable	(29.8)	(30.1)
Inventories	(150.8)	(58.1)
Prepaid expenses and other assets	(16.9)	(16.5)
Accounts payable	(2.8)	29.5
Income taxes payable	36.4	(1.8)
Accrued expenses and other liabilities	(40.1)	110.7
Net cash provided by operating activities of continuing operations	450.8	478.0
Net cash (used in) provided by operating activities of discontinued operations	(1.8)	4.4
Net cash provided by operating activities	449.0	482.4
CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(295.7)	(183.5)
Government grants received	16.0	3.2
Acquisitions, including payments for prior acquisitions	(0.8)	(3.8)
Proceeds on sale of assets	1.1	4.1
Net cash used in investing activities of continuing operations	(279.4)	(180.0)
Net cash provided by (used in) investing activities of discontinued operations, representing net sale proceeds in 2011	300.6	(1.3)
Net cash provided by (used in) investing activities	21.2	(181.3)
CASH FLOWS FROM FINANCING ACTIVITIES:
Issuance of common stock, net of fees	14.6	26.3
Excess tax benefits from stock-based payment arrangements	4.0	—
Repayment of Titanium Dioxide Pigments revolving credit facility	—	(14.3)
Prepayment of senior secured debt	(408.9)	(200.2)
Repayment of senior secured debt	(45.4)	(43.5)
Proceeds from other borrowings	—	19.3
Payments on other long-term debt	(3.8)	(46.8)
Loan repayments to noncontrolling shareholders	(5.0)	—
Deferred financing costs	(5.3)	(0.3)
Fees related to early extinguishment/modification of debt	(13.4)	—
Distributions to noncontrolling shareholder	(19.4)	—
Net cash used in financing activities	(482.6)	(259.5)
Effect of exchange rate changes on cash and cash equivalents	(6.8)	(1.4)
Net (decrease) increase in cash and cash equivalents	(19.2)	40.2
Less net (decrease) increase in cash and cash equivalents from discontinued operations	(16.6)	2.3
(Decrease) increase in cash and cash equivalents from continuing operations	(2.6)	37.9
Cash and cash equivalents of continuing operations, beginning of period	324.1	286.2
Cash and cash equivalents of continuing operations, end of period	$321.5	$324.1

Supplemental disclosures of cash flow information:
Interest paid	$104.3	$159.8
Income taxes paid, net of refunds	61.7	38.1
Non-cash investing activities:
Acquisition of capital equipment	35.3	27.8

Rockwood Holdings, Inc. and Subsidiaries

Net Sales and Adjusted EBITDA

	Net Sales
	Three Months Ended
	December 31,
($ in millions)	2011	2010	% Change
Specialty Chemicals	$313.3	$302.7	3.5%
Performance Additives	169.7	162.3	4.6
Titanium Dioxide Pigments	195.0	195.1	(0.1)
Advanced Ceramics	129.8	130.3	(0.4)
Corporate and other	6.6	7.9	(16.5)
Total (a)	$814.4	$798.3	2.0%

	Adjusted EBITDA
	Three Months Ended
	December 31,
($ in millions)	2011	2010	% Change
Specialty Chemicals	$83.3	$77.7	7.2%
Performance Additives	26.6	23.2	14.7
Titanium Dioxide Pigments	64.5	35.0	84.3
Advanced Ceramics	37.3	35.3	5.7
Corporate and other	(16.0)	(17.5)	8.6
Adjusted EBITDA from continuing operations	195.7	153.7	27.3
Discontinued operations - Plastic Compounding	—	7.9	(100.0)
Total Adjusted EBITDA	$195.7	$161.6	21.1%

(a) Excludes net sales of $55.3 million for the three months ended December 31, 2010 from the AlphaGary plastic compounding business that was sold in January 2011. The results of this business have been accounted for as a discontinued operation in the consolidated financial statements for all periods presented.

Rockwood Holdings, Inc. and Subsidiaries

Net Sales and Adjusted EBITDA

	Net Sales
	Year Ended
	December 31,
($ in millions)	2011	2010	% Change
Specialty Chemicals	$1,338.3	$1,163.2	15.1%
Performance Additives	784.4	726.7	7.9
Titanium Dioxide Pigments	930.4	759.2	22.6
Advanced Ceramics	585.1	515.6	13.5
Corporate and other	31.1	26.9	15.6
Total (a)	$3,669.3	$3,191.6	15.0%

	Adjusted EBITDA
	Year Ended
	December 31,
($ in millions)	2011	2010	% Change
Specialty Chemicals	$349.1	$295.7	18.1%
Performance Additives	144.0	123.8	16.3
Titanium Dioxide Pigments	257.6	129.5	98.9
Advanced Ceramics	183.7	153.2	19.9
Corporate and other	(71.6)	(67.8)	(5.6)
Adjusted EBITDA from continuing operations	862.8	634.4	36.0
Discontinued operations - Plastic Compounding	0.2	33.5	(99.4)
Total Adjusted EBITDA	$863.0	$667.9	29.2%

(a) Excludes net sales of $3.9 million and $231.3 million for the year ended December 31, 2011 and 2010, respectively, from the AlphaGary plastic compounding business that was sold in January 2011. The results of this business have been accounted for as a discontinued operation in the consolidated financial statements for all periods presented.

Rockwood Holdings, Inc. and Subsidiaries

Reconciliation of Segment Net Sales and Adjusted EBITDA

	Three Months Ended
	December 31,		Total	Total
($ in millions)	2011	2010	Change in $	Change in %
Net Sales:
Specialty Chemicals	$313.3	$302.7	$10.6	3.5%
Performance Additives	169.7	162.3	7.4	4.6
Titanium Dioxide Pigments	195.0	195.1	(0.1)	(0.1)
Advanced Ceramics	129.8	130.3	(0.5)	(0.4)
Corporate and other	6.6	7.9	(1.3)	(16.5)
Total	$814.4	$798.3	$16.1	2.0%

	Constant	Constant Currency Basis
	Currency	Net	Net
($ in millions)	Effect in $ (a)	Change in $	Change in %
Net Sales:
Specialty Chemicals	$(5.0)	$15.6	5.2%
Performance Additives	(0.3)	7.7	4.7
Titanium Dioxide Pigments	(1.6)	1.5	0.8
Advanced Ceramics	(1.1)	0.6	0.5
Corporate and other	—	(1.3)	(16.5)
Total	$(8.0)	$24.1	3.0%

	Three Months Ended
	December 31,		Total	Total
($ in millions)	2011	2010	Change in $	Change in %
Adjusted EBITDA:
Specialty Chemicals	$83.3	$77.7	$5.6	7.2%
Performance Additives	26.6	23.2	3.4	14.7
Titanium Dioxide Pigments	64.5	35.0	29.5	84.3
Advanced Ceramics	37.3	35.3	2.0	5.7
Corporate and other	(16.0)	(17.5)	1.5	8.6
Adjusted EBITDA from continuing operations	195.7	153.7	42.0	27.3
Discontinued operations - Plastic Compounding	—	7.9	(7.9)	(100.0)
Total Adjusted EBITDA	$195.7	$161.6	$34.1	21.1%

	Constant	Constant Currency Basis
	Currency	Net	Net
($ in millions)	Effect in $ (a)	Change in $	Change in %
Adjusted EBITDA:
Specialty Chemicals	$(1.1)	$6.7	8.6%
Performance Additives	(0.1)	3.5	15.1
Titanium Dioxide Pigments	(0.5)	30.0	85.7
Advanced Ceramics	(0.4)	2.4	6.8
Corporate and other	—	1.5	8.6
Adjusted EBITDA from continuing operations	(2.1)	44.1	28.7
Discontinued operations - Plastic Compounding	—	(7.9)	(100.0)
Total Adjusted EBITDA	$(2.1)	$36.2	22.4%

(a) The constant currency effect is the translation impact of the change in the average rate of exchange of another currency to the U.S. dollar for the applicable period as compared to the preceding period. The impact primarily relates to the conversion of the Euro to the U.S. dollar.

Rockwood Holdings, Inc. and Subsidiaries

Reconciliation of Segment Net Sales and Adjusted EBITDA

	Year Ended
	December 31,		Total	Total
($ in millions)	2011	2010	Change in $	Change in %
Net Sales:
Specialty Chemicals	$1,338.3	$1,163.2	$175.1	15.1%
Performance Additives	784.4	726.7	57.7	7.9
Titanium Dioxide Pigments	930.4	759.2	171.2	22.6
Advanced Ceramics	585.1	515.6	69.5	13.5
Corporate and other	31.1	26.9	4.2	15.6
Total	$3,669.3	$3,191.6	$477.7	15.0%

	Constant	Constant Currency Basis
	Currency	Net	Net
($ in millions)	Effect in $ (a)	Change in $	Change in %
Net Sales:
Specialty Chemicals	$44.5	$130.6	11.2%
Performance Additives	17.1	40.6	5.6
Titanium Dioxide Pigments	47.3	123.9	16.3
Advanced Ceramics	25.6	43.9	8.5
Corporate and other	1.7	2.5	9.3
Total	$136.2	$341.5	10.7%

	Year Ended
	December 31,		Total	Total
($ in millions)	2011	2010	Change in $	Change in %
Adjusted EBITDA:
Specialty Chemicals	$349.1	$295.7	$53.4	18.1%
Performance Additives	144.0	123.8	20.2	16.3
Titanium Dioxide Pigments	257.6	129.5	128.1	98.9
Advanced Ceramics	183.7	153.2	30.5	19.9
Corporate and other	(71.6)	(67.8)	(3.8)	(5.6)
Adjusted EBITDA from continuing operations	862.8	634.4	228.4	36.0
Discontinued operations - Plastic Compounding	0.2	33.5	(33.3)	(99.4)
Total Adjusted EBITDA	$863.0	$667.9	$195.1	29.2%

	Constant	Constant Currency Basis
	Currency	Net	Net
($ in millions)	Effect in $ (a)	Change in $	Change in %
Adjusted EBITDA:
Specialty Chemicals	$9.5	$43.9	14.8%
Performance Additives	3.6	16.6	13.4
Titanium Dioxide Pigments	12.8	115.3	89.0
Advanced Ceramics	8.7	21.8	14.2
Corporate and other	(0.4)	(3.4)	(5.0)
Adjusted EBITDA from continuing operations	34.2	194.2	30.6
Discontinued operations - Plastic Compounding	—	(33.3)	(99.4)
Total Adjusted EBITDA	$34.2	$160.9	24.1%

(a) The constant currency effect is the translation impact of the change in the average rate of exchange of another currency to the U.S. dollar for the applicable period as compared to the preceding period. The impact primarily relates to the conversion of the Euro to the U.S. dollar.

Rockwood Holdings, Inc. and Subsidiaries

Reconciliation of Income (Loss) from Continuing Operations before Taxes to Adjusted EBITDA by Segment

			Titanium
	Specialty	Performance	Dioxide	Advanced
($ in millions)	Chemicals	Additives	Pigments	Ceramics
Three months ended December 31, 2011

Income (loss) from continuing operations before taxes	$52.4	$7.9	$37.1	$18.6
Interest expense, net	7.0	2.2	3.5	4.8
Depreciation and amortization	18.9	15.1	18.3	13.3
Restructuring and other severance costs	4.2	0.4	—	0.2
Systems/organization establishment expenses	0.4	0.1	4.7	—
Asset write-downs and other	0.1	0.8	—	0.4
Foreign exchange loss on financing activities, net	0.7	(0.1)	—	—
Other	(0.4)	0.2	0.9	—
Total Adjusted EBITDA	$83.3	$26.6	$64.5	$37.3

	Corporate and
($ in millions)	other	Consolidated
Three months ended December 31, 2011

Income (loss) from continuing operations before taxes	$(21.6)	$94.4
Interest expense, net	4.6	22.1
Depreciation and amortization	1.4	67.0
Restructuring and other severance costs	0.2	5.0
Systems/organization establishment expenses	—	5.2
Asset write-downs and other	—	1.3
Foreign exchange loss on financing activities, net	(0.1)	0.5
Other	(0.5)	0.2
Total Adjusted EBITDA	$(16.0)	$195.7

			Titanium
	Specialty	Performance	Dioxide	Advanced
($ in millions)	Chemicals	Additives	Pigments	Ceramics
Three months ended December 31, 2010

Income (loss) from continuing operations before taxes	$42.3	$3.4	$12.2	$14.0
Interest expense, net	10.6	2.9	2.9	6.9
Depreciation and amortization	19.4	13.9	19.6	13.1
Restructuring and other severance costs	1.3	0.7	—	0.3
Systems/organization establishment expenses	0.2	—	0.2	0.1
Acquisition and disposal costs	0.1	0.1	—	—
Asset write-downs and other	1.6	2.0	0.1	0.8
Foreign exchange loss (gain) on financing activities, net	1.9	0.1	—	0.1
Other	0.3	0.1	—	—
Adjusted EBITDA from continuing operations	77.7	23.2	35.0	35.3
Discontinued operations - Plastic Compounding	—	—	—	—
Total Adjusted EBITDA	$77.7	$23.2	$35.0	$35.3

	Discontinued
	Operations -
	Plastic	Corporate and
($ in millions)	Compounding	other	Consolidated
Three months ended December 31, 2010

Income (loss) from continuing operations before taxes	$—	$(35.2)	$36.7
Interest expense, net	—	11.1	34.4
Depreciation and amortization	—	1.5	67.5
Restructuring and other severance costs	—	(0.1)	2.2
Systems/organization establishment expenses	—	0.1	0.6
Acquisition and disposal costs	—	0.1	0.3
Asset write-downs and other	—	4.7	9.2
Foreign exchange loss (gain) on financing activities, net	—	(0.3)	1.8
Other	—	0.6	1.0
Adjusted EBITDA from continuing operations	—	(17.5)	153.7
Discontinued operations - Plastic Compounding	7.9	—	7.9
Total Adjusted EBITDA	$7.9	$(17.5)	$161.6

Rockwood Holdings, Inc. and Subsidiaries

Reconciliation of Income (Loss) from Continuing Operations before Taxes to Adjusted EBITDA by Segment

			Titanium
	Specialty	Performance	Dioxide	Advanced
($ in millions)	Chemicals	Additives	Pigments	Ceramics
Year ended December 31, 2011

Income (loss) from continuing operations before taxes	$217.4	$69.7	$163.7	$102.2
Interest expense, net	33.5	9.1	12.7	21.6
Depreciation and amortization	77.7	58.4	71.9	53.7
Restructuring and other severance costs	11.2	2.3	—	0.7
Systems/organization establishment expenses	0.8	0.7	5.0	—
Acquisition and disposal costs	0.1	—	—	0.1
Loss on early extinguishment/modification of debt	7.8	1.7	—	4.0
Asset write-downs and other	0.2	0.8	—	0.6
Foreign exchange loss (gain) on financing activities, net	0.2	1.1	—	0.8
Other	0.2	0.2	4.3	—
Adjusted EBITDA from continuing operations	349.1	144.0	257.6	183.7
Discontinued operations - Plastic Compounding	—	—	—	—
Total Adjusted EBITDA	$349.1	$144.0	$257.6	$183.7

	Discontinued
	Operations -
	Plastic	Corporate and
($ in millions)	Compounding	other	Consolidated
Year ended December 31, 2011

Income (loss) from continuing operations before taxes	$—	$(96.9)	$456.1
Interest expense, net	—	19.2	96.1
Depreciation and amortization	—	5.5	267.2
Restructuring and other severance costs	—	0.3	14.5
Systems/organization establishment expenses	—	—	6.5
Acquisition and disposal costs	—	0.2	0.4
Loss on early extinguishment/modification of debt	—	3.1	16.6
Asset write-downs and other	—	—	1.6
Foreign exchange loss (gain) on financing activities, net	—	(3.4)	(1.3)
Other	—	0.4	5.1
Adjusted EBITDA from continuing operations	—	(71.6)	862.8
Discontinued operations - Plastic Compounding	0.2	—	0.2
Total Adjusted EBITDA	$0.2	$(71.6)	$863.0

			Titanium
	Specialty	Performance	Dioxide	Advanced
($ in millions)	Chemicals	Additives	Pigments	Ceramics
Year ended December 31, 2010

Income (loss) from continuing operations before taxes	$158.1	$34.0	$44.5	$72.4
Interest expense, net	57.0	25.8	15.0	29.1
Depreciation and amortization	74.3	56.8	69.6	49.6
Restructuring and other severance costs	2.0	1.5	—	1.1
Systems/organization establishment expenses	1.0	0.3	0.5	0.2
Acquisition and disposal costs	0.5	0.2	—	—
Loss on early extinguishment/modification of debt	0.7	0.3	—	0.4
Asset write-downs and other	1.8	4.1	0.1	0.8
Foreign exchange loss (gain) on financing activities, net	0.6	0.1	—	(0.4)
Other	(0.3)	0.7	(0.2)	—
Adjusted EBITDA from continuing operations	295.7	123.8	129.5	153.2
Discontinued operations - Plastic Compounding	—	—	—	—
Total Adjusted EBITDA	$295.7	$123.8	$129.5	$153.2

	Discontinued
	Operations -
	Plastic	Corporate and
($ in millions)	Compounding	other	Consolidated
Year ended December 31, 2010

Income (loss) from continuing operations before taxes	$—	$(104.5)	$204.5
Interest expense, net	—	24.2	151.1
Depreciation and amortization	—	5.6	255.9
Restructuring and other severance costs	—	0.4	5.0
Systems/organization establishment expenses	—	0.1	2.1
Acquisition and disposal costs	—	0.6	1.3
Loss on early extinguishment/modification of debt	—	0.2	1.6
Asset write-downs and other	—	4.7	11.5
Foreign exchange loss (gain) on financing activities, net	—	0.7	1.0
Other	—	0.2	0.4
Adjusted EBITDA from continuing operations	—	(67.8)	634.4
Discontinued operations - Plastic Compounding	33.5	—	33.5
Total Adjusted EBITDA	$33.5	$(67.8)	$667.9

Rockwood Holdings, Inc. and Subsidiaries

Consolidated Reconciliation of Net Income Attributable to

Rockwood Holdings, Inc. to Adjusted EBITDA

($ in millions)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2011	2010	2011	2010
Net income attributable to Rockwood Holdings, Inc.	$62.9	$109.6	$411.3	$239.4
Net income attributable to noncontrolling interest	8.0	3.9	40.6	9.1
Net income	70.9	113.5	451.9	248.5
Income tax provision (benefit) (including reversal of $76.5 valuation allowance from sale of plastic compounding business for the three months and year ended December 31, 2010)	23.4	(71.0)	124.4	(24.6)
Income from discontinued operations, net of tax	—	(5.8)	(0.9)	(19.4)
Gain on sale of discontinued operations, net of tax	0.1	—	(119.3)	—
Income from continuing operations before taxes	94.4	36.7	456.1	204.5
Interest expense, net	22.1	34.4	96.1	151.1
Depreciation and amortization	67.0	67.5	267.2	255.9
Restructuring and other severance costs	5.0	2.2	14.5	5.0
Systems/organization establishment expenses	5.2	0.6	6.5	2.1
Acquisition and disposal costs	—	0.3	0.4	1.3
Loss on early extinguishment/modification of debt	—	—	16.6	1.6
Asset write-downs and other	1.3	9.2	1.6	11.5
Foreign exchange loss (gain) on financing activities, net	0.5	1.8	(1.3)	1.0
Other	0.2	1.0	5.1	0.4
Adjusted EBITDA from continuing operations	195.7	153.7	862.8	634.4
Discontinued operations - Plastic Compounding	—	7.9	0.2	33.5
Total Adjusted EBITDA	$195.7	$161.6	$863.0	$667.9

Rockwood Holdings, Inc. and Subsidiaries

Reconciliation of Net Cash Provided By Operating Activities From

Continuing Operations to Adjusted EBITDA

	Year Ended December 31,
($ in millions)	2011	2010
Net cash provided by operating activities from continuing operations	$450.8	$478.0
Changes in assets and liabilities, net of the effect of foreign currency translation and acquisitions	191.4	(48.5)
Current portion of income tax provision	98.1	36.3
Interest expense, net, excluding amortization of deferred financing costs and unrealized losses/gains on derivatives	91.8	158.6
Restructuring and other severance costs	14.5	5.0
Systems/organization establishment expenses	6.5	2.1
Acquisition and disposal costs	0.4	1.3
Bad debt provision	0.2	1.2
Other	9.1	0.4
Adjusted EBITDA from continuing operations	862.8	634.4
Discontinued operations - Plastic Compounding	0.2	33.5
Total Adjusted EBITDA	$863.0	$667.9

Rockwood Holdings, Inc. and Subsidiaries

Reconciliation of Net Cash Provided by Operating Activities From

Continuing Operations to Free Cash Flow

	Three Months Ended	Year Ended
($ in millions)	December 31, 2011	December 31, 2011
Net cash provided by operating activities of continuing operations	$86.4	$450.8
Capital expenditures	(104.3)	(295.7)
Government grants received	6.2	16.0
Restructuring charges	4.9	10.5
Interest rate swap termination payment	—	14.3
Excess tax benefits from stock-based payment arrangements	1.7	4.0
Other (a)	4.2	7.3
Free Cash Flow	$(0.9)	$207.2

(a) Represents the cash impact of adjustments made to EBITDA under our senior secured credit agreement.

Rockwood Holdings, Inc. and Subsidiaries

Consolidated Reconciliation of Net Income/Diluted Earnings Per Share from Continuing Operations Attributable to Rockwood Holdings, Inc.

as Reported to Net Income/Diluted Earnings Per Share from Continuing Operations Attributable to Rockwood Holdings, Inc. as Adjusted

(Dollars in millions, except per share amounts; shares in thousands)

	Three Months Ended December 31, 2011		Three Months Ended December 31, 2010
	Net Income from Continuing	Diluted EPS	Net Income from Continuing	Diluted EPS
	Operations Attributable	from	Operations Attributable	from
	to Rockwood	Continuing	to Rockwood	Continuing
	Holdings, Inc.	Operations	Holdings, Inc.	Operations
As reported	$63.0	$0.79	$103.8	$1.32

Adjustments to expenses from continuing operations:
Restructuring and other severance costs	5.0	0.06	1.9	0.02
Systems/organization establishment expenses	2.5	0.03	0.3	—
Asset write-downs and other	1.1	0.01	7.5	0.10
Foreign exchange loss on financing activities, net	0.3	0.01	0.8	0.01
Mark-to-market swap loss	0.2	—	—	—
Other	0.6	0.01	1.1	0.01
Subtotal	9.7	0.12	11.6	0.14

Adjustments to income from continuing operations:
Mark-to-market swap gain	—	—	(3.6)	(0.04)
Valuation allowance reversal from sale of plastic compounding business	—	—	(76.5)	(0.97)
Impact of tax related items	—	—	(2.0)	(0.03)
Subtotal	—	—	(82.1)	(1.04)

Total adjustments (a)	9.7	0.12	(70.5)	(0.90)

As adjusted	$72.7	$0.91	$33.3	$0.42

Weighted average number of diluted shares outstanding		79,857		78,494

(a) The tax effects of the adjustments are benefits of $1.7 million and $81.3 million for the three months ended December 31, 2011 and 2010, respectively, based on the statutory tax rate in the various tax jurisdictions in which the adjustments occurred, adjusted for the impact of certain valuation allowances.

Rockwood Holdings, Inc. and Subsidiaries

Consolidated Reconciliation of Net Income/Diluted Earnings Per Share from Continuing Operations Attributable to Rockwood Holdings, Inc.

as Reported to Net Income/Diluted Earnings Per Share from Continuing Operations Attributable to Rockwood Holdings, Inc. as Adjusted

(Dollars in millions, except per share amounts; shares in thousands)

	Year Ended		Year Ended
	December 31, 2011		December 31, 2010
	Net Income from Continuing	Diluted EPS	Net Income from Continuing	Diluted EPS
	Operations Attributable	from	Operations Attributable	from
	to Rockwood	Continuing	to Rockwood	Continuing
	Holdings, Inc.	Operations	Holdings, Inc.	Operations
As reported	$291.1	$3.64	$220.0	$2.82

Adjustments to expenses from continuing operations:
Loss on early extinguishment/modification of debt	13.5	0.17	1.4	0.02
Restructuring and other severance costs	12.5	0.16	3.1	0.04
Systems/organization establishment expenses	3.4	0.04	1.4	0.02
Asset write-downs and other	1.3	0.02	9.8	0.13
Other	3.5	0.04	1.7	0.01
Subtotal	34.2	0.43	17.4	0.22

Adjustments to income from continuing operations:
Foreign exchange gain on financing activities, net	(2.7)	(0.03)	—	—
Mark-to-market swap gain	(1.4)	(0.02)	(10.3)	(0.13)
Valuation allowance reversal from sale of plastic compounding business	—	—	(76.5)	(0.98)
Impact of tax related items	—	—	(6.8)	(0.09)
Subtotal	(4.1)	(0.05)	(93.6)	(1.20)

Total adjustments (a)	30.1	0.38	(76.2)	(0.98)

As adjusted	$321.2	$4.02	$143.8	$1.84

Weighted average number of diluted shares outstanding		79,865		78,093

(a) The tax effects of the adjustments are benefits of $9.6 million and $86.2 million for the year ended December 31, 2011 and 2010, respectively, based on the statutory tax rate in the various tax jurisdictions in which the adjustments occurred, adjusted for the impact of certain valuation allowances.